EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Joe’s Jeans Inc.:

(1)           on Form S-3 No. 333-123088, No. 333-137843, No. 333-140867,  No. 333-145727 and No. 333-149471; and

(2)           on Form S-8 No. 333-163187, No. 333-146740, No. 333-126544, No. 333-117755, No. 333-109151, and No. 333-102580.

of our report dated February 10, 2011, with respect to the consolidated financial statements and the schedule of Joe’s Jeans Inc. included in this Annual Report (Form 10-K) for the fiscal year ended November 30, 2010.

/s/ Ernst & Young LLP

Los Angeles, California

February 10, 2011